                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned, William J. Kelly, Treasurer and Senior Vice President of Boston Partners, Inc., hereby constitutes and appoints Mary Ann Iudice his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to sign any Schedule 13G or Schedule 13D relating to beneficial ownership and changes in beneficial ownership of equity securities of the companies set forth on Exhibit A hereto (each, a "Company" and, collectively, the "Companies"), and any amendment thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and submit copies thereof to any securities exchange or automated quotation system and to the applicable Company, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. This power-of-attorney shall expire at such time as Boston Partners, Inc. ceases to be subject to filing requirements under Section 13(d) and/or 13(g) under the Securities and Exchange Act of 1934, as amended, with respect to the Companies.


                                                     /s/William J. Kelly
                                                     ------------------------
                                                     William J. Kelly

                                                     Dated:  February 5, 2001

                                    EXHIBIT A


                     Companies Subject to Power of Attorney
                          Dated as of February 5, 2001


                         American Physicians Capital, Inc.
                         The Cooper Companies, Inc.
                         Dal-Tile International, Inc.
                         Doncasters, PLC
                         GC Companies, Inc.
                         Hydril Company
                         Inamed Corporation
                         Scottish Annuity & Life Holdings, Ltd.
                         Tommy Hilfiger Corporation